Exhibit 99.1

MedAssets to be Acquired by Pamplona Capital Management for $2.7 Billion

ATLANTA – November 2, 2015 – MedAssets, Inc. (NASDAQ: MDAS) and Pamplona Capital Management today announced that they have entered into a definitive agreement whereby Pamplona will acquire MedAssets for $31.35 per share in cash. The purchase price represents a 44.5% premium to the 30 trading day volume weighted average price of MedAssets common stock and an enterprise value of approximately $2.7 billion.

“Since February, our executive leadership team has been developing and implementing our business transformation and value creation plan to prepare MedAssets for a growth-oriented future within a value-based healthcare world. We have been making substantial progress, and our third quarter 2015 financial performance is a testament to our employees’ commitment, dedication and hard work to execute our plan,” said R. Halsey Wise, chairman and chief executive officer, MedAssets. “Over the last year, our progress captured the attention of outside parties, and we received a number of unsolicited inquiries expressing interest in acquiring MedAssets. Our board of directors and executive leadership team conducted a thorough review of strategic alternatives and, after careful consideration, we determined an acquisition by Pamplona is the best course of action for our shareholders, customers and employees.”

The MedAssets-Pamplona transaction is expected to close in the first quarter of 2016, pending receipt of customary approvals, including certain regulatory approvals and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction also is subject to customary closing conditions, including the approval of the merger agreement by MedAssets stockholders. MedAssets and Pamplona are confident in their ability to obtain all necessary regulatory and other approvals.

Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as MedAssets’ financial advisors, and Willkie Farr & Gallagher LLP is acting as its legal advisor. Morgan Stanley and Barclays are serving as Pamplona’s financial advisors, and Simpson Thacher & Bartlett LLP is serving as its legal advisor. Pamplona has received committed financing from Morgan Stanley, Barclays, Macquarie Group and GCI for the transaction.

Pamplona Capital Management partner, Jeremy Gelber, M.D., said: “We are excited to be acquiring this leading healthcare performance improvement platform company that serves four out of every five hospitals in the United States. As a next step to our strategy, we plan to combine the MedAssets Revenue Cycle Management (RCM) segment with our Precyse business to create a leading, end-to-end revenue cycle technology and services business. At the same time, we intend to sell the MedAssets Spend and Clinical Resource Management (SCM) business to VHA-UHC Alliance. In each case, we believe these business combinations will enable greater innovation and scale to deliver enhanced clinical, operational and financial performance improvement to positively impact healthcare organizations’ outcomes.”

“With the added transactional steps planned by Pamplona, we expect our customers, suppliers and employees will have an extraordinary opportunity to benefit from a significant market combination that will create both the leading supply chain procurement and cost management partner and a prominent, end-to-end revenue cycle technology and services business,” Wise added.

Pamplona Transaction Plan for MedAssets Business Segments

Following completion of Pamplona’s acquisition of MedAssets, Pamplona will move to complete the sale of MedAssets SCM segment to VHA-UHC Alliance and combine its Precyse business with MedAssets RCM

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segment. In addition to these proposed transactions, Pamplona and VHA-UHC Alliance have agreed to work together in select service offerings to serve their mutual members and customers, representing further strategic growth opportunities for both businesses.

The MedAssets-Precyse revenue cycle businesses, when combined, will offer hospitals an independent, highly complementary value proposition as healthcare organizations require sustainable revenue performance in preparation for the transition to a value- or risk-based reimbursement environment. MedAssets’ RCM segment services and technologies touch more than $450 billion in gross patient revenue annually and help more than 2,700 providers optimize reimbursement by improving patient payment estimation, claims coding accuracy, contract modeling, defensible pricing and regulatory compliance strategies, and billing and collection services, among other capabilities. Precyse offers fully outsourced health information management (HIM) services along with medical coding, clinical documentation improvement (CDI) and other technologies and intelligence to equip healthcare organizations to achieve enhanced, sustainable operational performance.

The combined expertise of VHA-UHC Alliance and MedAssets SCM business is expected to help acute hospitals, academic medical centers and non-acute healthcare providers significantly improve their financial, clinical and operational performance through enhanced supply chain procurement, cost management, analytics and advisory services. Members and customers also will have the power of Sg2 market analytics at their fingertips as one of the leading providers of health care market intelligence, strategic analytics and service line-based insight.

Curt Nonomaque, president and chief executive officer of the VHA-UHC Alliance, said, “Aligning the MedAssets SCM offerings with our technologies and expertise will create a more robust performance and value proposition for our customer and membership base.”

Today, VHA-UHC Alliance serves more than 5,200 health system and hospital members and affiliates, including virtually all the academic medical centers and health systems, as well as more than 118,000 non-acute health care customers representing more than $50 billion in annual purchasing volume. The MedAssets SCM business serves approximately 3,300 hospitals and 123,000 non-acute healthcare providers, and manages approximately $59 billion in total spend on behalf of its customers.

MedAssets Third Quarter Financial Results

MedAssets reported its third quarter and nine-month 2015 financial results in a press release issued concurrent with this announcement. MedAssets no longer plans to provide financial guidance, and management will not host a conference call to discuss either this transaction or its financial results.

About MedAssets

MedAssets (NASDAQ: MDAS) is a healthcare performance improvement company that combines strategic market insight with rapid operational execution to help providers sustainably serve the needs of their communities. More than 4,500 hospitals and 123,000 non-acute healthcare providers rely on our solutions to reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the System of CARE. For more information, please visit www.medassets.com.

About Pamplona Capital Management

Pamplona Capital Management is a London and New York-based specialist investment manager established in 2005 that provides an alternative investment platform across private equity, fund of hedge funds and single manager hedge fund investments. Pamplona Capital Management, LLP manages over USD 10 billion in assets across a number of funds for a variety of clients including public pension funds, international wealth

© 2015, MedAssets, Inc. All rights reserved. MedAssets®.

managers, multinational corporations, family offices and funds of hedge funds. Pamplona is currently managing its fourth private equity fund, Pamplona Capital Partners IV LP, which was raised in 2014. Pamplona invests long-term capital across the capital structure of its portfolio companies in both public and private market situations. Please see Pamplonafunds.com for further information.

About VHA-UHC Alliance

Effective April 1, 2015, VHA Inc., the national health care network of not-for-profit hospitals, and UHC, the alliance of the nation’s leading academic medical centers, combined into a single organization. The combined organization is the largest member-owned health care company in the country and is dedicated to leading health care innovation, creating knowledge and fostering collaboration to help our members thrive. The company serves more than 5,200 health system and hospital members and affiliates as well as 118,000 non-acute health care customers. Members range from independent, community-based health care organizations to large, integrated systems and academic medical centers, and it represents more than $50 billion in annual purchasing volume. Headquarters are in Irving, Texas, with locations in Chicago and other cities across the United States. For more information, visit www.vha.com and uhc.edu.

Important Additional Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed acquisition of MedAssets, Inc. (the “Company”) by Pamplona Capital Management.

In connection with the proposed acquisition, the Company intends to file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The Company will provide the final proxy statement to its stockholders if and when it becomes available. Investors and stockholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the Company (in each case, if and when available), free of charge at the SEC’s Web Site at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by the Company may be obtained free of charge from the Company’s Investor Relations page on its corporate website at http://ir.medassets.com/.

The Company and its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of the Company. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed transactions will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and the proxy statement on Schedule 14A for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of

© 2015, MedAssets, Inc. All rights reserved. MedAssets®.

1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this communication include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this communication can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the SEC and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed acquisition; (2) the inability to complete the transactions contemplated by the proposed acquisition due to the failure to obtain the required stockholder approval; (3) the inability to satisfy the other conditions specified in the proposed acquisition, including, without limitation, the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the proposed acquisition; (4) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (5) the outcome of any legal proceedings that may be instituted following announcement of the proposed acquisition and transactions contemplated therein; and (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

Contact: Robert P. Borchert
678.248.8194 rborchert@medassets.com

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© 2015, MedAssets, Inc. All rights reserved. MedAssets®.